PRESS RELEASE	FOR IMMEDIATE RELEASE
April 24, 2012	For more information contact:
First South Bancorp, Inc.	Bill Wall (CFO) (252-940-5017)
Tom Vann (CEO) (252-940-4916)
Website: www.firstsouthnc.com

First South Bancorp, Inc. Reports Increase in March 31, 2012 Quarterly Operating Results

Washington, North Carolina - First South Bancorp, Inc. (NASDAQ: FSBK) (the “Company”), the parent holding company of First South Bank (the “Bank”), reports its unaudited operating results for the quarter ended March 31, 2012.

For the 2012 first quarter, net income increased 41.3% to $461,896 or $0.05 per diluted common share, from net income of $326,782 or $0.03 per diluted common share earned in the comparative 2011 first quarter.

Tom Vann, President and CEO, commented, “I am pleased to report the Company’s operating results for the first quarter of 2012. The Company continues to generate solid core earnings. First quarter 2012 net earnings were $461,896, after recording $1.8 million of credit loss provisions and $898,194 of other real estate owned valuation adjustments. In the 2012 first quarter, we continued evaluating the credit quality of the Bank’s loan portfolio and market values of foreclosed properties. While the volume of our nonperforming assets declined during this quarter, based on our evaluation we continue to take a conservative position on the financial stress some of our borrowers are facing. Consequently, we are provisioning accordingly to replenish net charge-offs and to maintain our allowance for loan and lease losses at an adequate level. Mitigating our nonperforming assets will continue to be a top priority for the Bank during 2012,” said Mr. Vann.

Asset Quality

Total nonperforming assets, including loans on non-accrual status, restructured loans on non-accrual status and other real estate owned, declined to $54.8 million at March 31, 2012, from $60.0 million at December 31, 2011. Loans on non-accrual status declined to $11.0 million at March 31, 2012, from $21.6 million at December 31, 2011.

The Bank recorded $1.8 million of provisions for credit losses in the 2012 first quarter, compared to $2.5 million in the 2011 first quarter. Credit loss provisions were necessary to replenish net charge-offs and to maintain the allowance for loan and lease losses (ALLL) at a level that management believes is adequate to absorb probable future losses in the loan portfolio. The ALLL was $14.4 million at March 31, 2012 (2.7% of total loans), compared to $15.2 million at December 31, 2011 (2.8% of total loans). Net charge offs were $2.6 million in the 2012 first quarter, compared to $2.0 million in the 2011 first quarter.

Mr. Vann stated, “Management continues to take a prudent and conservative posture in provisioning for credit losses as we mitigate problem assets. We believe the current level of our ALLL is adequate, however, there is no assurance in the future that regulators, increased risks in the loan portfolio, or changes in economic conditions will not require additional adjustments to the ALLL.”

Other real estate owned increased marginally to $17.3 million at March 31, 2012, from $17.0 million at December 31, 2011, reflecting foreclosure activity net of sales and write-downs of certain real estate properties.

“The stabilization of property values continues to be an issue in the markets we serve. We will continue monitoring these values and mitigate nonperforming assets as quickly as feasible,” said Mr. Vann.

Net Interest Income

Net interest income declined to $7.5 million for the 2012 first quarter, from $7.8 million for the 2011 first quarter. The change in levels of net interest income is influenced by the volume of interest-earning assets and interest-bearing liabilities and the management of rates earned and paid during each respective reporting period. The net interest margin on average earning assets remained constant at 4.4% for both the 2012 first quarter and the 2011 first quarter.

Non-Interest Income

Total non-interest income increased to $3.2 million for the 2012 first quarter, from $2.0 million for the comparative 2011 first quarter. The Bank strives to maintain a consistent level of revenue across loan and deposit service offerings. Fees, service charges and loan servicing fees remained constant at $1.7 million for both the 2012 first quarter and the comparative 2011 first quarter.

Net gains from mortgage loan sales increased to $304,608 in the 2012 first quarter, from $119,982 in the comparative 2011 first quarter. Net gains from mortgage-backed securities sales increased to $1.0 million in the 2012 first quarter, from $52,146 in the comparative 2011 first quarter.

In its efforts of mitigating nonperforming assets, the Bank recognized $28,964 of net losses on the sale of other real estate owned properties during the 2012 first quarter, compared to net losses of $82,095 in the 2011 first quarter.

Non-Interest Expense

Total non-interest expense increased to $8.2 million for the 2012 first quarter, from $6.8 million for the comparative 2011 first quarter. Compensation and fringe benefits, the largest component of these expenses, increased to $4.2 million for the 2012 first quarter, from $3.8 million for the comparative 2011 first quarter, reflecting the Bank’s efforts to maintain sufficient staffing levels necessary to support commercial and retail customer service, credit administration and banking operations.

Expenses attributable to valuation adjustments, renovating, maintenance and property taxes paid for the current volume of other real estate owned properties increased to $1.3 million for the 2012 first quarter, from $219,518 for the comparative 2011 first quarter.

FDIC insurance premiums declined to $252,400 for the 2012 first quarter, from $291,500 for the comparative 2011 first quarter, reflecting a new change in the FDIC’s deposit insurance assessment calculation based on assets and tier one capital versus deposits.

Other noninterest expenses including premises and equipment, advertising, data processing, repairs and maintenance, office supplies, professional fees, taxes and insurance, etc., remained relatively consistent during the respective reporting periods.

Income tax expense declined to $200,940 for the 2012 first quarter, compared to a $224,540 for the comparative 2011 first quarter. Changes in the amount of income tax expense reflects changes in pretax income, deductible expenses, the application of permanent and temporary differences and the applicable income tax rates in effect during each period.

Balance Sheet

Total assets increased to $750.3 million at March 31, 2012, from $746.9 million at December 31, 2011. Net loans and leases receivable declined to $511.4 million at March 31, 2012, from $525.2 million at December 31, 2011, reflecting the net of principal repayments, the volume of loans originated, foreclosures, sales, and securitizations of loans into mortgage-backed securities during the current year.

Mortgage-backed securities declined to $123.0 million at March 31, 2012, from $138.5 million at December 31, 2011, reflecting the net of sales, principal repayments and securitizations of certain mortgage loans during the current quarter. Cash and overnight investments increased to $64.7 million at March 31, 2012, from $32.8 million at December 31, 2011, reflecting net changes in the Bank’s cash flow and liquidity position resulting primarily from core deposit growth and slower loan demand.

Total deposits increased to $648.3 million at March 31, 2012, from $642.6 million at December 31, 2011. Borrowings in the form of repurchase agreements declined to $1.7 million at March 31, 2012, from $2.1 million at December 31, 2011. The cost of funds improved to 0.9% for the 2012 first quarter, from 1.0% for the comparative 2011 first quarter.

Stockholders' equity increased to $84.3 million at March 31, 2012, from $84.1 million at December 31, 2011, reflecting year-to-date net income and changes in accumulated other comprehensive income. The equity to assets ratio was 11.2% at March 31, 2012, compared to 11.3% at December 31, 2011. There were 9,751,271 common shares outstanding at both March 31, 2012 and December 31, 2011. The book value per common share was $8.65 at March 31, 2012, compared to $8.63 at December 31, 2011.

First South Bancorp, Inc. may be accessed on its website at www.firstsouthnc.com. The Company’s common stock symbol as traded on the NASDAQ Global Select Market is “FSBK”.

First South Bank has been serving the citizens of eastern North Carolina since 1902 and offers a variety of financial products and services, including a leasing company. Securities brokerage services are made available through an affiliation with an independent broker/dealer. The Bank operates through its main office headquartered in Washington, North Carolina, and has 26 full service branch offices located throughout central, eastern, northeastern and southeastern North Carolina.

Statements contained in this release, which are not historical facts, are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors which include the effects of future economic conditions, governmental fiscal and monetary policies, legislative and regulatory changes, the risks of changes in interest rates, the effects of competition, and including without limitation to other factors that could cause actual results to differ materially as discussed in documents filed by the Company with the Securities and Exchange Commission from time to time.

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(NASDAQ: FSBK)

First South Bancorp, Inc. and Subsidiary

Consolidated Statements of Financial Condition

	March 31,	December 31
	2012	2011
	(unaudited)
Assets

Cash and due from banks	$15,568,565	$14,298,146
Interest-bearing deposits in financial institutions	49,093,447	18,476,173
Mortgage-backed securities - available for sale, at fair value	123,036,373	138,515,210
Loans and leases receivable:
Held for sale	9,361,702	6,435,983
Held for investment	516,419,348	533,960,226
Allowance for loan and lease losses	(14,396,097)	(15,194,014)
Loans and leases receivable, net	511,384,953	525,202,195
Premises and equipment, net	12,984,563	11,679,430
Other real estate owned	17,323,798	17,004,874
Stock in Federal Home Loan Bank of Atlanta, at cost	1,886,900	1,886,900
Accrued interest receivable	2,451,090	2,210,314
Goodwill	4,218,576	4,218,576
Mortgage servicing rights	1,267,504	1,237,161
Identifiable intangible assets	62,880	70,740
Income tax receivable	3,118,961	2,194,677
Prepaid expenses and other assets	7,952,387	9,946,459

Total assets	$750,349,997	$746,940,855

Liabilities and Stockholders' Equity

Deposits:
Demand	$262,500,055	$243,719,526
Savings	31,068,007	28,988,522
Large denomination certificates of deposit	188,266,783	195,429,182
Other time	166,513,496	174,479,477
Total deposits	648,348,341	642,616,707
Borrowed money	1,680,899	2,096,189
Junior subordinated debentures	10,310,000	10,310,000
Other liabilities	5,667,512	7,804,687
Total liabilities	666,006,752	662,827,583

Common stock, $.01 par value, 25,000,000 shares authorized; 11,254,222 shares issued; 9,751,271 shares outstanding	97,513	97,513
Additional paid-in capital	35,816,901	35,815,098
Retained earnings, substantially restricted	76,971,977	76,510,081
Treasury stock, at cost	(31,967,269)	(31,967,269)
Accumulated other comprehensive income, net	3,424,123	3,657,849
Total stockholders' equity	84,343,245	84,113,272

Total liabilities and stockholders' equity	$750,349,997	$746,940,855

*Derived from audited consolidated financial statements

First South Bancorp, Inc. and Subsidiary

Consolidated Statements of Operations

(unaudited)

	Three Months Ended
	March 31
	2012	2011

Interest income:
Interest and fees on loans	$7,666,575	$8,823,994
Interest and dividends on investments and deposits	1,246,961	1,067,205
Total interest income	8,913,536	9,891,199

Interest expense:
Interest on deposits	1,321,195	1,976,869
Interest on borrowings	1,116	27,414
Interest on junior subordinated notes	92,193	81,320
Total interest expense	1,414,504	2,085,603

Net interest income	7,499,032	7,805,596
Provision for credit losses	1,840,000	2,450,011
Net interest income after provision for credit losses	5,659,032	5,355,585

Non-interest income:
Fees and service charges	1,480,136	1,486,702
Loan servicing fees	212,801	198,084
Gain (loss) on sale of other real estate, net	(28,964)	(82,095)
Gain on sale of mortgage loans	304,608	119,982
Gain on sale of mortgage-backed securities	1,033,857	52,146
Other income	240,311	207,131
Total non-interest income	3,242,749	1,981,950

Non-interest expense:
Compensation and fringe benefits	4,157,612	3,789,679
Federal deposit insurance premiums	252,400	291,500
Premises and equipment	428,468	423,280
Advertising	66,034	47,105
Payroll and other taxes	405,795	401,628
Data processing	598,149	600,541
Amortization of intangible assets	100,556	147,202
Other real estate owned expense	1,278,300	219,518
Other	951,631	865,760
Total non-interest expense	8,238,945	6,786,213

Income before income tax expense	662,836	551,322

Income tax expense	200,940	224,540

Net income	$461,896	$326,782

Per share data:
Basic earnings per share	$0.05	$0.03
Diluted earnings per share	$0.05	$0.03
Average basic shares outstanding	9,751,271	9,751,271
Average diluted shares outstanding	9,751,271	9,751,271

First South Bancorp, Inc.	Supplemental Financial Data (Unaudited)

	3/31/2012	12/31/2011	9/30/2011	6/30/2011	3/31/2011
	(dollars in thousands except per share data)
Consolidated balance sheet data:
Total assets	$750,350	$746,941	$768,411	$784,538	$791,154

Loans receivable (net):
Mortgage	$80,263	$66,249	$80,453	$56,564	$53,925
Commercial	352,459	378,823	405,712	428,141	445,930
Consumer	71,270	72,821	74,097	76,459	79,517
Leases	7,393	7,309	7,972	7,825	7,829
Total loans (net)	$511,385	$525,202	$568,234	$568,989	$587,201

Cash and investments	$64,662	$32,774	$32,909	$44,565	$34,537
Mortgage-backed securities	123,036	138,515	119,764	124,539	120,565
Premises and equipment	12,985	11,679	11,209	10,753	10,196
Goodwill	4,219	4,219	4,219	4,219	4,219
Mortgage servicing rights	1,268	1,237	1,091	1,197	1,284

Deposits:
Savings	$31,068	$28,988	$27,551	$26,999	$26,251
Checking	262,500	243,720	243,582	240,048	237,605
Certificates	354,780	369,909	394,007	416,855	429,772
Total deposits	$648,348	$642,617	$665,140	$683,902	$693,628

Borrowings	$1,681	$2,096	$1,976	$2,349	$2,363
Junior subordinated debentures	10,310	10,310	10,310	10,310	10,310
Stockholders' equity	84,343	84,113	82,061	80,894	79,648

Consolidated earnings summary:
Interest income	$8,914	$9,363	$9,861	$10,188	$9,891
Interest expense	1,415	1,608	1,852	2,010	2,086
Net interest income	7,499	7,755	8,009	8,178	7,805
Provision for credit losses	1,840	2,640	2,643	3,080	2,450
Noninterest income	3,243	2,648	2,292	2,498	1,982
Noninterest expense	8,239	7,180	6,999	6,988	6,786
Income tax expense	201	142	256	226	225
Net income	$462	$441	$403	$382	$326

Per Share Data:
Basic earnings per share	$0.05	$0.05	$0.04	$0.04	$0.03
Diluted earnings per share	$0.05	$0.05	$0.04	$0.04	$0.03
Book value per share	$8.65	$8.63	$8.42	$8.30	$8.17

Average basic shares	9,751,271	9,751,271	9,751,271	9,751,271	9,751,271
Average diluted shares	9,751,271	9,751,271	9,751,271	9,751,271	9,751,271

First South Bancorp, Inc.	Supplemental Financial Data (Unaudited)

	3/31/2012	12/31/2011	9/30/2011	6/30/2011	3/31/2011
		(dollars in thousands except per share data)
Performance ratios:
Yield on average earning assets	5.26%	5.44%	5.64%	5.78%	5.59%
Cost of funds	0.87%	0.96%	1.08%	1.14%	1.18%
Net interest spread	4.39%	4.48%	4.56%	4.64%	4.41%
Net interest margin/average earning assets	4.42%	4.51%	4.58%	4.64%	4.41%
Earning assets to total assets	90.90%	91.09%	90.47%	88.61%	89.85%

Return on average assets (annualized)	0.25%	0.23%	0.21%	0.19%	0.16%
Return on average equity (annualized)	2.18%	2.13%	1.97%	1.90%	1.63%

Average assets	$744,395	$757,905	$774,383	$791,644	$794,615
Average earning assets	$678,043	$688,457	$698,984	$704,792	$707,982
Average equity	$84,582	$82,708	$81,757	$80,517	$79,978

Equity/Assets	11.24%	11.26%	10.68%	10.31%	10.07%
Tangible Equity/Assets	10.67%	10.69%	10.12%	9.76%	9.52%

Asset quality data and ratios:
Loans on nonaccrual status:
Nonaccrual loans
Earning	$2,255	$10,601	$3,179	$3,853	$4,954
Non-Earning	$8,757	$11,007	$15,107	$15,657	$11,769
Total Non-Accrual Loans	$11,012	$21,608	$18,286	$19,510	$16,723
Nonaccrual restructured loans
Past Due TDRs	$6,029	$9,170	$12,568	$11,228	$15,024
Current TDRs	$20,456	$12,247	$11,172	$10,421	$8,780
Total TDRs	$26,485	$21,417	$23,740	$21,649	$23,804
Total loans on nonaccrual status	$37,497	$43,025	$42,026	$41,159	$40,527
Other real estate owned	$17,324	$17,005	$12,886	$11,387	$12,069
Total nonperforming assets	$54,821	$60,030	$54,912	$52,546	$52,596

Allowance for credit losses	$14,637	$15,448	$18,563	$18,918	$19,551
Allowance for credit losses to loans	2.78%	2.85%	3.16%	3.21%	3.22%

Net charge-offs	$2,638	$5,752	$3,018	$3,713	$1,966
Net charge-offs to loans	0.52%	1.10%	0.53%	0.65%	0.32%
Nonaccrual loans to loans	7.33%	8.19%	7.40%	7.23%	6.90%
Nonperforming assets to assets	7.31%	8.06%	7.15%	6.69%	6.65%
Loans to deposits	81.25%	84.26%	88.35%	86.10%	87.63%
Loans to assets	70.21%	72.66%	76.48%	75.06%	76.82%
Loans serviced for others	$316,297	$319,363	$302,307	$314,220	$317,816